UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2011

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2011, Weight Watchers International, Inc. (the “Company”) announced that Ann Sardini, the Company’s current Chief Financial Officer, has informed the Company of her decision to retire from the Company effective June 29, 2012 (the “Retirement Date”) in order to pursue other interests. Ms. Sardini will be resigning from her current position as Chief Financial Officer effective as of March 30, 2012, and she will thereafter remain employed with the Company in an advisory capacity until the Retirement Date. No successor has yet been named by the Company. In order to ensure a smooth transition, Ms. Sardini will continue working closely with David Kirchhoff, President and Chief Executive Officer of the Company, and the other members of the Company’s senior management team to manage the business until her Retirement Date. In addition, in order to enlist Ms. Sardini’s help in the selection, training and transition of her successor as may be reasonably requested by the Company, on December 22, 2011, the Company and Ms. Sardini entered into a retirement transition letter agreement (the “Letter Agreement”) with respect to Ms. Sardini’s continued employment with the Company until the Retirement Date.

The material terms of the Letter Agreement are as follows: (i) Ms. Sardini shall continue to receive her base salary at its current rate and the benefits and perquisites to which she is currently entitled through the Retirement Date, including her annual bonus in respect of the Company’s 2011 fiscal year (with her individual performance target fixed at 125% of target); (ii) Ms. Sardini shall receive a retention bonus payable 30 days following the Retirement Date equal to the sum of (x) fifteen (15) months of her current base salary plus (y) $60,000, subject to lawful deductions and withholdings; (iii) Ms. Sardini’s retirement shall be deemed to be a termination without cause for purposes of the terms and conditions of her continuity agreement with the Company; and (iv) Ms. Sardini shall be entitled to receive continued health coverage under Company-sponsored health plans at the Company’s expense for up to 18 months following the Retirement Date. The terms of the Letter Agreement are subject to Ms. Sardini’s continued employment through the Retirement Date and her execution of standard releases.

Attached to this Form 8-K as Exhibit 99.1 is a press release issued by the Company on December 22, 2011 announcing Ms. Sardini’s retirement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated December 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: December 22, 2011	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Press Release dated December 22, 2011.